                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

             Date of Report:                   November 26, 2001
                                               -----------------

             ADVANTA Mortgage Loan Trust 1998-4A, 1998-4B, 1998-4C

New York             333-52351-02                           88-0360305
                     333-52351-03                           23-2723382
                     333-52351-04


c/o Chase Manhattan Mortgage
Attn:  H. John Berens
10790 Rancho Bernardo Road
San Diego, CA  92127

(858) 676-3099

Item 5. Other Events

Information relating to the distributions to Certificate holders for the October, 2001 Monthly Period of the Trust in respect of the Mortgage Backed Notes, Series 1998-4, Class A, Class B and Class C (the "Certificates") issued by the Registrant and the performance of the Trust (including distributions of principal and interest, delinquent balances of Home Loans, and the Subordinated amount remaining), together with certain other information relating to the certificates, is contained in the Monthly Report for the Monthly Period provided to certificateholders pursuant to the Pooling and Servicing Agreement (the "Agreement") dated as of November 1, 1998 between ADVANTA Mortgage Corp., USA as Servicer, and Bankers Trust Company, as Trustee.


Item 7. Financial Statements, Exhibits

         Exhibit No.        Exhibit
         -----------        -------
             1.             Monthly Report for the October 2001 Monthly Period
                            relating to the Mortgage Backed Notes Series 1998-4,
                            Class A, Class B, and Class C issued by the ADVANTA
                            Mortgage Loan Trust 1998-4A, 1998-4B, 1998-4C.

                                  EXHIBIT INDEX

         Exhibit
         -------
           1. Monthly Report for the October 2001 Monthly Period relating to the Mortgage Backed Notes, Series 1998-4, Class A, Class B, and Class C issued by the ADVANTA Mortgage Loan Trust 1998-4A, 1998-4B, 1998-4C.

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



ADVANTA Mortgage Loan Trust 1998-4A, 19984-B, 1998-4C.

                                         BY: ADVANTA Mortgage Corp., USA




                                         BY: /s/ H. John Berens
                                             ----------------------------------
                                             H. John Berens
                                             Senior Vice President
                                             Chase Manhattan Mortgage


September 23, 2002